UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2005

RAIT Investment Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

This Form 8-K is to describe ordinary course trustee compensation actions taken by the Compensation Committee (the "Compensation Committee") of the Board of Trustees (the "Board") of RAIT Investment Trust ("RAIT"). On January 25, 2005, the Compensation Committee approved the compensation to be paid to non-employee trustees of RAIT for attending any meeting of the Board or any meeting of a committee of the Board in 2005. This compensation is described below:

Each non-employee trustee is to be paid:
(a) a retainer of $20,000 for service during 2005 (paid $15,000 in cash and $5,000 in phantom shares ("Phantom Shares") issuable under RAIT's Phantom Share Plan;
(b) a fee of $1,500 for each quarterly Board meeting attended by such trustee;
(c) a fee of $500 for each other Board meeting attended by such trustee;
(d) a fee of $1,000 for each meeting of any committee of the Board attended by such trustee on which such trustee serves as a member and for each meeting of the Investment Committee attended by such trustee, whether or not a member;
(e) in the case of the Chairman of the Audit Committee and the Chairman of the Compensation Committee, an additional fee of $2,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively, resulting in an aggregate fee of $3,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively;
(f) in the case of the Chairman of the Nominating and Governance Committee, an additional fee of $1,000 for each meeting of the Nominating and Governance Committee attended, resulting in an aggregate fee of $2,000 for each meeting of the Nominating and Governance Committee attended;
(g) long-term equity compensation in the form of Phantom Shares with a value of $10,000; and
(h) a retention bonus of $16,920 to each of the two non employee trustees who have served on the Board since 1997 and of $12,690, payable in cash or Phantom Shares, to each of the three non employee trustees who have joined the Board since 1999.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Investment Trust

January 31, 2005	By:	Ellen J. DiStefano

Name: Ellen J. DiStefano
Title: Chief Financial Officer and Executive Vice President